Exhibit 25.3

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under the
Trust Indenture Act of 1939 of a Corporation
Designated to Act as Trustee
Check if an application to determine eligibility of a trustee pursuant to section 305(b)(2) ☐

SunTrust Bank
(Exact name of trustee as specified in its charter)

Georgia	58-0466330
(Jurisdiction of incorporation or organization	(I.R.S. Employer Identification Number)
if not a U.S. national bank)
303 Peachtree Street, Northeast
30th Floor
Atlanta, Georgia 30308
(Address of principal executive offices) (Zip Code)
Jacqueline M. Shornak
Vice President, Corporate Trust
SunTrust Bank
Mail Code HDQ-5310
919 East Main Street, 10th Floor
Richmond, Virginia 23219
(804) 819-6051
(Name, address and telephone number of agent for service)
United Dominion Realty Trust, Inc.
(Exact name of obligor as specified in its charter)

Maryland	54-0857512
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129
(Address of principal executive offices) (Zip Code)
4.00% Convertible Senior Notes due 2035
(Title of the indenture securities)

1.	General information.
Furnish the following information as to the trustee:
(a) Name and address of each examining or supervising authority to which it is subject.
DEPARTMENT OF BANKING AND FINANCE,
STATE OF GEORGIA
2990 BRANDYWINE ROAD, SUITE 200
ATLANTA, GEORGIA 30341-5565
FEDERAL RESERVE BANK OF ATLANTA
1000 PEACHTREE STREET N.E.
ATLANTA, GEORGIA 30309-4470
FEDERAL DEPOSIT INSURANCE CORPORATION
550 17TH STREET N.W.
WASHINGTON, D.C. 20429-9990
(b) Whether it is authorized to exercise corporate trust powers.
YES.
2.	Affiliations with obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
NONE.
3-12.	NO RESPONSES ARE INCLUDED FOR ITEMS 3 THROUGH 12. RESPONSES TO THOSE ITEMS ARE NOT REQUIRED BECAUSE, AS PROVIDED IN GENERAL INSTRUCTION B AND AS SET FORTH IN ITEMS 13(a) AND 13(b) BELOW, THE OBLIGOR IS NOT IN DEFAULT ON ANY SECURITIES ISSUED UNDER INDENTURES UNDER WHICH SUNTRUST BANK IS A TRUSTEE.
13.	Defaults by the Obligor.
(a)	State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.
THERE IS NOT AND HAS NOT BEEN ANY DEFAULT UNDER THIS INDENTURE.
(b)	If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

THERE HAS NOT BEEN ANY SUCH DEFAULT.

14-15.	NO RESPONSES ARE INCLUDED FOR ITEMS 14 AND 15. RESPONSES TO THOSE ITEMS ARE NOT REQUIRED BECAUSE, AS PROVIDED IN GENERAL INSTRUCTION B AND AS SET FORTH IN ITEMS 13(a) AND 13(b) ABOVE, THE OBLIGOR IS NOT IN DEFAULT ON ANY SECURITIES ISSUED UNDER INDENTURES UNDER WHICH SUNTRUST BANK IS A TRUSTEE.
16.	List of Exhibits.
List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Securities and Exchange Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended.
(1)	A copy of the Articles of Amendment and Restated Articles of Incorporation of the trustee as now in effect (Exhibit 1 to Form T-1 filed as Exhibit 25.1 to Registration No. 333-121977 filed by Boston Private Financial Holdings, Inc.).

(2)	A copy of the certificate of authority of the trustee to commence business (Exhibit 2 and 3 to Form T-1 filed as Exhibit 25.1 to Registration No. 333-121977 filed by Boston Private Financial Holdings, Inc.).

(3)	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 2 and 3 to Form T-1 filed as Exhibit 25.1 to Registration No. 333-121977 filed by Boston Private Financial Holdings, Inc.).

(4)	A copy of the existing by-laws of the trustee as now in effect. (Exhibit 4 to Form T-1 filed as Exhibit 25.1 to Registration No. 333-128720 filed by Bunge Limited Finance Corp.).

(5)	Not applicable.

(6)	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

(7)	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on September 30, 2005.

(8)	Not applicable.

(9)	Not applicable.

Signature
     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Richmond and the Commonwealth of Virginia, on the 23rd day of January, 2006.

SunTrust Bank

By:	/s/ Jacqueline M. Shornak

Jacqueline M. Shornak
Vice President, Corporate Trust

Exhibit 1 to Form T-1
ARTICLES OF INCORPORATION
OF
SUNTRUST BANK
(Incorporated by reference to Exhibit 1 to Form T-1
filed as Exhibit 25.1 to Registration No. 333-121977
filed by Boston Private Financial Holdings, Inc.)

Exhibit 2 to Form T-1
CERTIFICATE OF AUTHORITY
OF
SUNTRUST BANK TO COMMENCE BUSINESS
(Incorporated by reference to Exhibit 2 and 3 to Form T-1
filed as Exhibit 25.1 to Registration No. 333-121977
filed by Boston Private Financial Holdings, Inc.)

Exhibit 3 to Form T-1
AUTHORIZATION
OF
SUNTRUST BANK TO EXERCISE
CORPORATE TRUST POWERS
(Incorporated by reference to Exhibit 2 and 3 to Form T-1
filed as Exhibit 25.1 to Registration No. 333-121977
filed by Boston Private Financial Holdings, Inc.)

Exhibit 4 to Form T-1
SUNTRUST BANK
BYLAWS
(Incorporated by reference to Exhibit 4 to Form T-1 filed as Exhibit 25.1 to Registration No. 333-128720 filed by Bunge Limited Finance Corp.)

Exhibit 5 to Form T-1
(Intentionally Omitted. Not Applicable.)

Exhibit 6 to Form T-1
CONSENT OF TRUSTEE
     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of the 4.00% Convertible Senior Notes due 2035 of United Dominion Realty Trust, Inc., SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

SunTrust Bank

January 23, 2006	By:	/s/ Jacqueline M. Shornak

Jacqueline M. Shornak
Vice President, Corporate Trust

Exhibit 7 to Form T-1
REPORT OF CONDITION
(ATTACHED)

SunTrust Bank
303 PEACHTREET STREET, NORTHEAST	FFIEC 031
ATLANTA , GA 30308	Consolidated Report of Condition
FDIC Certificate Number: 867	for September 30, 2005
Web Address: None Provided
Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks
All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A)
a. Noninterest-bearing balances and currency and coin[1]	RCFD 0081	4,466,802
b. Interest-bearing balances[2]	RCFD 0071	16,860
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)	RCFD 1754	0
b. Available-for-sale securities (from Schedule RC-B, column D)	RCFD 1773	24,380,197
3. Federal funds sold and securities purchased under agreements to resell
a. Federal funds sold in domestic offices	RCON B987	226,550
b. Securities purchased under agreements to resell[3]	RCFD B989	3,755,072
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale	RCFD 5369	10,378,411
b. Loans and leases, net of unearned income	RCFD B528	112,485,472
c. LESS: Allowance for loan and lease losses	RCFD 3123	1,028,564
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCFD B529	111,456,908
5. Trading assets (from Schedule RC-D)	RCFD 3545	1,320,931
6. Premises and fixed assets (including capitalized leases)	RCFD 2145	1,580,747
7. Other real estate owned (from Schedule RC-M)	RCFD 2150	32,875
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	RCFD 2130	0
9. Customers’ liability to this bank on acceptances outstanding	RCFD 2155	6,202
10. Intangible assets:
a. Goodwill	RCFD 3163	6,388,677
b. Other intangible assets (from Schedule RC-M)	RCFD 0426	992,695
11. Other assets (from Schedule RC-F)	RCFD 2160	5,771,310
12. Total assets (sum of items 1 through 11)	RCFD 2170	170,774,237
LIABILITIES
13. Deposits:

SunTrust Bank
303 PEACHTREET STREET, NORTHEAST	FFIEC 031
ATLANTA , GA 30308	Consolidated Report of Condition
FDIC Certificate Number: 867	for September 30, 2005
Web Address: None Provided

Dollar Amounts in Thousands
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	RCON 2200	107,723,347
(1) Noninterest-bearing[4]	RCON 6631	9,708,662
(2) Interest-bearing	RCON 6636	98,014,685
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	RCFN 2200	7,807,775
(1) Noninterest-bearing	RCFN 6631	0
(2) Interest-bearing	RCFN 6636	7,807,775
14. Federal funds purchased and securities sold under agreements to repurchase
a. Federal funds purchased in domestic offices[5]	RCON B993	3,085,738
b. Securities sold under agreements to repurchase[6]	RCFD B995	9,151,612
15. Trading liabilities (from Schedule RC-D)	RCFD 3548	850,638
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCFD 3190	16,785,913
17. Not applicable
18. Bank’s liability on acceptances executed and outstanding	RCFD 2920	6,202
19. Subordinated notes and debentures[7]	RCFD 3200	3,849,566
20. Other liabilities (from Schedule RC-G)	RCFD 2930	2,880,835
21. Total liabilities (sum of items 13 through 20)	RCFD 2948	152,141,626
22. Minority interest in consolidated subsidiaries	RCFD 3000	478,002
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus	RCFD 3838	0
24. Common stock	RCFD 3230	21,600
25. Surplus (exclude all surplus related to preferred stock)	RCFD 3839	11,306,611
26. a. Retained earnings	RCFD 3632	6,292,421
b. Accumulated other comprehensive income[8]	RCFD B530	533,977
27. Other equity capital components[9]	RCFD A130	0
28. Total equity capital (sum of items 23 through 27)	RCFD 3210	18,154,609
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	RCFD 3300	170,774,237

SunTrust Bank
303 PEACHTREET STREET, NORTHEAST	FFIEC 031
ATLANTA , GA 30308	Consolidated Report of Condition
FDIC Certificate Number: 867	for September 30, 2005
Web Address: None Provided
Memorandum
To be reported with the March Report of Condition.

1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive		Number
	level of auditing work performed for the bank by independent external auditors as of any date during 2004	RCFD 6724	N/A

1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2	=	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3	=	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4	=	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5	=	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6	=	Review of the bank’s financial statements by external auditors

7	=	Compilation of the bank’s financial statements by external auditors

8	=	Other audit procedures (excluding tax preparation work)

9	=	No external audit work

[1]	Includes cash items in process of collection and unposted debits.

[2]	Includes time certificates of deposit not held for trading.

[3]	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

[4]	Includes total demand deposits and noninterest-bearing time and savings deposits.

[5]	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16,“Other borrowed money.”

[6]	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

[7]	Includes limited-life preferred stock and related surplus.

[8]	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

[9]	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Exhibit 8 to Form T-1
(Intentionally Omitted. Not Applicable.)

Exhibit 9 to Form T-1
(Intentionally Omitted. Not Applicable.)